UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

Genesis Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 East State Street Kennett Square, PA	19348
(Address of Principal Executive Offices)	(Zip Code)

(610) 444-6350

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On December 22, 2016, Genesis Healthcare, Inc. (the “Company”) completed a restructuring of its real estate bridge loans that are payable to Welltower Inc. (“Welltower”) pursuant to which it split the two existing bridge loans into four separate loans, each evidenced by amended and restated and/or amended, restated and consolidated loan agreements.  Prior to such restructuring, the Company had the following bridge loans with Welltower:

1.

Skilled Real Estate Bridge Loan: The Company had entered into a real estate bridge loan dated February 2, 2015 in the original principal amount of $360.0 million in connection with the Company’s combination with Skilled Healthcare Group, Inc. (the “Skilled Real Estate Bridge Loan”). The Skilled Real Estate Bridge Loan was secured by a mortgage lien on the real property of 67 facilities and a second lien on certain receivables of the operators of such facilities.  The Skilled Real Estate Bridge Loan was subject to a 24-month term with two extension options of 90 days each followed by one extension option of 180 days.  The loan accrued interest at a rate equal to LIBOR, plus 6.75%, plus an additional margin that ranged up to 7.50% based on the aggregate number of days the Skilled Real Estate Bridge Loan was outstanding.  The interest rate was also subject to a LIBOR interest rate floor of 0.5%.  The Skilled Real Estate Bridge Loan bore interest of 12.78% at September 30, 2016 and the principal balance outstanding as of December 22, 2016 was $160.7 million.

2.

Revera Real Estate Bridge Loan: The Company had entered into a real estate bridge loan dated December 1, 2015, with an additional draw on September 1, 2016, in the original aggregate principal amount of $171.1 million in connection with the Company’s purchase of 20 nursing facilities from Revera Inc. (the “Revera Real Estate Bridge Loan”). The Revera Real Estate Bridge Loan was secured by a mortgage lien on the real property of the 20 facilities.  The Revera Real Estate Bridge Loan was subject to a 24-month term, reset effective September 1, 2016, with two extension options of 90 days each and accrued interest at a rate equal to LIBOR, plus 6.75%, plus an additional margin that ranged up to 7.00% based on the aggregate number of days the Revera Real Estate Bridge Loan was outstanding, plus 0.25% multiplied by the result of dividing the number of percentage points by which the loan-to-value ratio, defined as the ratio, expressed as a percentage, of (i) the outstanding principal balance to (ii) the total appraised value of the facilities as of the closing date, exceeds 75% by five.  The interest rate was also subject to a LIBOR interest rate floor of 0.5%.  The Revera Real Estate Bridge Loan bore interest of 9.53% at September 30, 2016 and the principal balance outstanding as of December 22, 2016 was $156.3 million.

Upon completion of the restructuring, the Company and Welltower are now parties to the four separate loans described below, which loans have an aggregate principal amount equal to the outstanding aggregate principal amount of the prior loans.  Each of the revised loans is deemed effective as of October 1, 2016. Each loan has an interest rate of 10.0% per year through January 1, 2018 (the “Initial Rate Increase Date”). The interest rate for each loan will escalate by 25 basis points per year on each anniversary of the Initial Rate Increase Date until the loans mature on January 1, 2022.

1.

Amended and Restated Loan (A-1): A real estate loan in the principal amount of $9.0 (the “A-1 Loan”). The A-1 Loan is secured by a mortgage lien on the real property of three facilities that the Company is currently seeking to sell and a second lien on certain receivables of the operators of such facilities.

2.

Amended and Restated Loan (A-2): A real estate loan in the principal amount of $103.6 (the “A-2 Loan”). The A-2 Loan is secured by a mortgage lien on the real property of 13 facilities in the state of Texas and a second lien on certain receivables of the operators of such facilities.

3.

Consolidated, Amended and Restated Loan: A real estate loan in the principal amount of $138.6 (the “Consolidated Loan”). The Consolidated Loan is secured by a mortgage lien on the real property of 18 facilities and a second lien on certain receivables of the operators of six of such facilities.

4.

Amended and Restated Loan (B-1):  A real estate loan in the principal amount of $65.8 (the “B-1 Loan”). The B-1 Loan is secured by a mortgage lien on the real property of 11 facilities that were acquired from Revera Inc. and which the Company is seeking to refinance through HUD.

The Company has guaranteed the full payment of such revised loans.

Item 3.02.	Unregistered Sales of Equity Securities.

As previously announced by the Company, on December 23, 2016, the Company entered into a lease with a new landlord for 28 of its skilled nursing facilities that the Company previously leased from Welltower.  On December 23, 2016, Welltower sold the real estate of the 28 facilities to a joint venture among Welltower, Cindat Capital Management Ltd., and Union Life Insurance Co., Ltd. (“Cindat”). The Company will continue to operate the facilities pursuant to its new lease with affiliates of Cindat and there will be no change in the operations of these facilities.

The 28 facilities had been included in the Company’s master lease with Welltower and were historically subject to 3.4% annual escalators, which were scheduled to decrease to 2.9% annual escalators effective April 1, 2017. Under the new lease, the 28 properties’ initial annual rent is reduced by approximately 5% to $54.5 million and the annual escalators decrease to 2.0%. The more favorable lease terms are expected to reduce the Company’s cumulative rent obligations by $143.0 million through January 2032. As part of the transaction, and in consideration for the more favorable lease terms, on December 23, 2016, the Company issued $23.7 million principal amount notes due 2021 (the “Notes”) to Welltower and its affiliates. The Notes include a $12.0 million principal amount loan which is convertible into 3.0 million shares of the Company’s Class A Common Stock at $4.00 per share and a $11.7 million principal amount loan which is substantially similar to the note delivered by the Company to Welltower in November 2016 in connection with the lease transaction involving a joint venture formed by affiliates of Lindsay Goldberg LLC and affiliates of Omega Healthcare Investors, Inc.  The convertible Note is subject to adjustment pursuant to the terms of the Note, and it may be converted by the holder at any time after the two-year anniversary of its issuance. The Company is required to repurchase the Notes at the request of the holder upon the occurrence of a Fundamental Change (as defined in the Notes). The convertible Note bears a cash interest rate of 3.00% per annum and a payment-in-kind interest rate of 3.00% per annum while the non-convertible Note bears a cash interest rate of 3.00% per annum and a payment-in-kind interest rate of 7.00% per annum.

The convertible Note was issued in a transaction exempt from the registration requirement of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof and Regulation D promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS HEALTHCARE, INC.

Date: December 29, 2016	By: /s/ Michael Berg
Michael Berg Deputy General Counsel and Assistant Secretary